EXHIBIT 10.1

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this “Agreement”) is made as of the 13th day of February, 2023, by and between SHARPLINK, INC., a Minnesota corporation (the “Borrower”), and PLATINUM BANK, a Minnesota banking corporation (the “Lender”).

WITNESSETH :

WHEREAS, the Borrower has requested the Lender to extend a revolving line of credit in the original principal amount of SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00); and

WHEREAS, the Lender is willing and prepared to extend such revolving line of credit to the Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings for the purpose of this Agreement and the documents related hereto unless the context in which such term is used clearly requires otherwise:

(a) Advance: a disbursement by the Lender pursuant to Section 2 hereof.

(b) Affiliate: means any person or entity (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower; or (c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

(c) Banking Day: any day on which the Federal Reserve Bank of Minneapolis, Minnesota, is open for business.

(d) Borrower Documents: this Agreement, the Note, and any and all other documents now or hereafter executed and delivered by the Borrower to the Lender pursuant hereto.

(e) Borrower Organizational Documents: collectively, the following documents, each of which shall be in form and substance acceptable to the Lender:

(i) a copy of the Articles of Incorporation for the Borrower, duly certified by the Secretary of State of Minnesota;

(ii) a copy of the Bylaws for the Borrower, duly certified by an officer of the Borrower;

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(iii) a current Certificate of Good Standing for the Borrower, duly issued by the Secretary of State of Minnesota; and

(iv) a copy of the resolutions of the Borrower, authorizing the execution, delivery and performance of the Borrower Documents, duly certified by an officer of the Borrower.

(f) Change of Control: means (i) ownership of more than 49% of the direct or indirect ownership interests of the Borrower shall change without the Lender’s prior written approval.

(g) Collateral: the collateral described in and subject to the Deposit Account Pledge and Control Agreement.

(h) Default Period: means any period of time beginning on the day on which an Event of Default has occurred and ending on the date that such Event of Default has been cured or waived as determined by the Lender.

(i) Default Rate: Four percent (4.0%) in excess of the interest rate accruing under the Note.

(j) Deposit Account Pledge and Control Agreement: the Deposit Account Pledge and Control Agreement of even date herewith executed by SHGN, as pledgor, in favor of the Lender, pursuant to which SHGN, has granted to the Lender a security interest in the Pledged Account to secure, among other things, payment of the Note.

(k) Event of Default: any one or more of the events listed in Section 6.

(l) Financing Statements: the UCC-1 financing statement naming the Borrower as debtor in favor of the Lender as secured party.

(m) Guaranties: means collectively, those certain Company Guaranties dated of even date herewith executed by the Guarantors in favor of the Lender, pursuant to which each of the Guarantors have guaranteed, amongst other things, repayment of the Loan.

(n) Guarantor Organizational Documents: means collectively, the following documents each of which shall be in form and substance acceptable to the Lender:

(i) a copy of the Certificate of Incorporation or the Certificate of Formation for each Guarantor, duly certified by the Secretary of State of the State of Delaware;

(ii) a copy of the Bylaws or the Operating Agreement of each Guarantor, duly certified by an authorized officer of such Guarantor;

(iii) a current Certificate of Good Standing of each Guarantor, duly certified by the Secretary of State of the State of Delaware; and

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(iv) a copy of the resolutions of each Guarantor authorizing the execution, delivery and performance of such Guaranty and all other documents to which it is a party.

(o) Guarantors: means collectively, SHGN Acquisition Corp., a Delaware corporation., SLG 1 Holdings, LLC, a Delaware limited liability company and SLG 2 Holdings, LLC, a Delaware limited liability company.

(p) Loan: the Revolving Line of Credit.

(q) Loan Documents: collectively, the Borrower Documents, the Deposit Account Pledge and Control Agreement, the Guaranties, and any and all other documents related thereto.

(r) Maturity Date: February 26, 2025.

(s) Maximum Line: $7,000,000.00.

(t) Note: the Revolving Promissory Note of even date herewith executed by the Borrower in the original principal amount of Seven Million and 00/100 Dollars ($7,000,000.00) and payable to the order of the Lender.

(u) Obligations: any obligation of the Borrower to the Lender, whether monetary or otherwise.

(v) Person: means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

(w) Pledged Account: Account No. 41780, held by Platinum Bank, and owned by SHGN, which has been pledged to the Lender pursuant to the Deposit Account Pledge and Control Agreement.

(x) Prime Rate: the Prime Rate is the Wall Street Journal Prime Rate of Interest, which is defined as the rate published in the Money Rate Section of the Wall Street Journal as the Prime Rate, with the understanding that the Lender may lend to its customers at rates that are above or below the Prime Rate. If such rate is no longer published, then in such event, Lender may use a similar rate of interest which is publicly announced by a major commercial banking institution located in Minneapolis, Minnesota.

(y) Revolving Line of Credit: the revolving line of credit established pursuant to Section 2 hereof.

(z) Revolving Line of Credit Expiration Date: the earlier of (i) the Maturity Date, or (ii) the date on which the Lender terminates the Revolving Line of Credit pursuant to Section 6 hereof.

(aa) SHGN: SHGN Acquisition Corp., a Delaware corporation.

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(bb) UCC: the Uniform Commercial Code in effect in the State of Minnesota, or in any other state whose laws are held to govern this Agreement or any portion of this Agreement.

2. REVOLVING LINE OF CREDIT.

(a) Advances. Upon the terms and subject to the conditions hereinafter set forth, the Lender shall make Advances to the Borrower pursuant to this Section 2 from time to time until and including the Revolving Line of Credit Expiration Date. The Lender shall have no obligation to make Advances if after giving effect to such requested Advances the sum of the outstanding and unpaid Advances under this Section or otherwise (the “Aggregate Borrowings”), would exceed the Maximum Line. If at any time the Aggregate Borrowings exceed the Maximum Line, the Borrower agrees to make, on demand, payment hereunder in an amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of such prepayment. Subject to and upon the terms and conditions hereinafter set forth, the Borrower may borrow, repay and reborrow under this Section 2 from the date hereof to and including the Revolving Line of Credit Expiration Date. The obligation of the Borrower to repay any and all Advances made pursuant to this Section shall be evidenced by the Note, secured by the Deposit Account Pledge and Control Agreement and guaranteed by the Guarantors.

(b) Manner of Borrowing. Each time the Borrower desires to obtain an Advance pursuant to this Section 2, the Borrower shall request such Advance either orally or in writing. Each such oral or written request must specify the date of the requested Advance and the amount thereof. At the request of the Lender, an oral request must be confirmed in writing by the Borrower within three (3) Banking Days of such request.

(c) Use and Purposes. The Borrower agrees to borrow from the Lender, and the Lender agrees to lend to the Borrower, the Revolving Line of Credit. Advances under the Revolving Line of Credit shall be used by the Borrower for working capital purposes and for no other purpose, and are subject to all of the terms, provisions and conditions of this Agreement.

(d) Expenses and Advances Secured. All disbursements, advances or payments made by the Lender hereunder, all amounts expended by the Lender pursuant to Sections 6 and 8 hereof, the Lender’s attorneys’ fees, if any, and all other loan expenses, as and when advanced or incurred by the Lender, will be secured by the Deposit Account Pledge and Control Agreement and guaranteed by the Guarantors pursuant to the Guaranties.

(e) Interest. Commencing from the date hereof, the annual rate of interest to accrue on the outstanding principal balance of the Note shall be a certain, but variable per annum interest rate the Prime Rate plus fifty (50) basis points, with such rate to be adjusted on and effective as of the same day the Prime Rate changes.

The unpaid principal balance of the Note will bear interest at the above-described annual rates (the “Interest Rate”), as the same change from time to time, with such rates to be adjusted on and effective as of the same day the Prime Rate changes. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

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Interest on the unpaid principal balance shall be computed on the basis of a 360 day year, but shall be charged for the actual number of days interest is unpaid (actual ÷ 360). If the Loan has not been repaid on or before the Revolving Line of Credit Expiration Date or if an Event of Default occurs, then the unpaid principal balance shall thereafter accrue interest at the Default Rate, until the unpaid principal balance is paid in full or such Event of Default is cured. If for any reason whatsoever the interest and other consideration payable to the Lender under the Loan Documents (as defined herein) exceeds the limit prescribed by any applicable usury statute or any other applicable law, then such interest and other consideration shall be reduced to the limit provided in such statute or law, so that in no event shall such interest and other consideration be in excess of such limit. If any payments of interest or other consideration have been made to the Lender in excess of such limits, such excess amount shall be applied to the principal balance or, if the Loan has been fully paid, refunded to the Borrower.

(f) Payments. Accrued interest on the Note is payable beginning on February 26, 2023, and on the twenty-sixth (26th) day of each and consecutive month thereafter. Principal and accrued interest on the Note is due and payable in full on the Revolving Line of Credit Expiration Date.

All payments shall be applied first to accrued interest, then to late payment charges and then to the payment of the principal balance on the Note; provided, however, if an Event of Default exists, the Lender may elect to apply any payments in any order as it deems appropriate. Payments of principal of, and interest on, the Note and all late payment charges, fees, expenses and other obligations of the Borrower under the Loan Documents which are payable to the Lender shall be made to the Lender without setoff or counterclaim in immediately available funds not later than 1:00 p.m. (Minneapolis time) on the due date thereof at the Lender’s office in Plymouth, Minnesota. Funds received after such time shall be deemed to have been received on the next Banking Day. Whenever any payment to be made under the Loan Documents shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

(g) Prepayment. The unpaid principal balance of the Note and accrued interest thereon may be prepaid in full or in part at any time, without premium or penalty.

(h) Late Payment Charge. In the event that any required payment of principal or interest hereunder is not made within ten (10) days after the due date thereof, the Borrower shall pay to the Lender a late payment charge equal to five percent (5%) of the amount of the overdue payment, for the purpose of reimbursing the Lender for a portion of the expense incident to handling the overdue payment. This late payment charge shall not be prorated on a daily basis as payments are received by the Lender. This provision shall not be deemed to excuse a late payment or to be a waiver of any other rights the Lender may have, including the right to declare the entire unpaid principal balance and accrued interest immediately due and payable. The Borrower agrees that the “late payment charge” is a provision for liquidated damages and represents a fair and reasonable estimate of the damages the Lender will incur by reason of the late payment, considering all circumstances known to the Borrower and the Lender on the date hereof. The Borrower further agrees that proof of actual damages will be difficult or impossible.

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(i) Protective Advances. At any time after the occurrence, and during the continuance of an Event of Default or any event or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, the Lender may initiate an Advance in its sole discretion for any reason at any time without the Borrower’s compliance with any of the conditions of this Agreement, and (i) disburse the proceeds directly to third persons in order to protect Lender’s interest in the Collateral or to perform any of Borrower’s obligations under this Agreement or under any Loan Document, or (ii) apply the proceeds to the amount of any Obligations then due and payable to the Lender.

3. CONDITIONS PRECEDENT. As a condition precedent to the extension by the Lender of the Revolving Line of Credit, the following agreements, documents and other items shall have been executed and/or delivered to the Lender by the party indicated, each of which documents, agreements and other items shall be in form and substance acceptable to the Lender:

(a) The Loan Documents, duly executed and delivered by the parties thereto.

(b) The Borrower Organizational Documents and the Guarantor Organizational Documents.

(c) Such Financing Statement and other filings, duly executed and/or delivered by the Borrower as required by the Lender to perfect the security interests granted pursuant to the Deposit Account Pledge and Control Agreement.

(d) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower or any Guarantor, together with bankruptcy and judgment searches, and (ii) no financing statements have been filed (and not terminated or lapsed) against Borrower or any Guarantor except those that are acceptable to the Lender in its sole discretion, and (iii) the security interests granted pursuant to the Deposit Account Pledge and Control Agreement constitute valid and perfected liens on all accounts subject thereto.

(e) Proof of the insurance to keep all business personal property insured against risks of fire (including so called extended coverage), theft, collision (in case of collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, in form and substance acceptable to the Lender.

(f) Such other agreements, documents and other items as the Lender may reasonably request.

In addition to the foregoing, the obligation of the Lender to make any Advance under Section 2 shall be subject to the further conditions precedent that on the date of such Advance:

(a) the representations and warranties contained in Section 4 are true and correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

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(b) no event has occurred and is continuing, or would result from such Advance, which constituted an Event of Default.

4. REPRESENTATIONS. In order to induce the Lender to make the Revolving Line of Credit, the Borrower hereby warrants and represents to the Lender as follows:

(a) Borrower’s Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted.

(b) Authority of the Borrower. The Borrower has full power and authority to execute and deliver the Borrower Documents and to incur and perform its obligations thereunder; the execution, delivery and performance by the Borrower of the Borrower Documents will not violate any provision the Borrower Organizational Documents or of any law, rule, regulation or court order or result in the breach of, constitute a default under, or create or give rise to any lien under, any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.

(c) Enforceability Against the Borrower. Each of the Borrower Documents constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms (subject, as to enforceability, to limitations resulting from bankruptcy, insolvency and other similar laws affecting creditors’ rights generally).

(d) Financial Condition. The financial statements of the Borrower and the Guarantors heretofore furnished to the Lender are complete and correct in all material respects and fairly present the respective financial condition of the Borrower and the Guarantors at the dates of such statements. Since the most recent set of financial statements delivered by the Borrower to the Lender, there have been no material adverse changes in the financial condition of the Borrower or the Guarantors.

(e) Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Guarantors which, if adversely determined, would have a material adverse effect on the condition (financial or otherwise), business, properties or assets of the Borrower or the Guarantors or which would question the validity of the Loan Documents, or impair the ability of the Borrower or the Guarantors to perform their respective obligations under the foregoing agreements.

(f) Licenses. The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.

(g) Default. Neither the Borrower nor any of the Guarantors is in default of a material provision under any agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected.

(h) Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental authority or any third party is required in connection with the execution and delivery of the Loan Documents, or any of the agreements or instruments herein mentioned relating to the Loan to which the Borrower or the Guarantors are a party or the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

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(i) Taxes. The Borrower and the Guarantors have filed all tax returns required to be filed and either paid all taxes shown thereon to be due, including interest and penalties, which are not being contested in good faith and by appropriate proceedings, or provided adequate reserves for payment thereof, and the Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of federal income or excess profits tax returns for prior years.

(j) Ownership of Property; Liens. The Borrower and SHGN has good and marketable title to its real properties and good and sufficient title to the collateral subject to the Deposit Account Pledge and Control Agreement and its other properties, free and clear of all mortgages, liens, security interests and encumbrances (except in favor of the Lender).

(k) Judgments. There are no judgments outstanding or docketed against the Borrower or the Guarantors.

(l) No Material Adverse Change. Since the end of the fiscal year with respect to which the Borrower has delivered financial statements to the Lender, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower.

(m) Investment Company Act. Neither the Borrower nor any Guarantor is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940 required to be registered under the Investment Company Act of 1940.

(n) Compliance with Laws. Borrower and the Guarantors are in compliance in all material respects with the requirements of all laws, and all orders, writs, injunctions and decrees applicable to it or its properties, and except in such instance in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect.

(o) Regulation U. Neither the Borrower nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purposing of purchasing or carrying margin stock.

(p) Regulation X. The Borrower has not obtained the credit granted herein for the purpose of purchasing or carrying any securities (within the meaning of Regulation X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Advance shall be used for any purpose which will contravene the purpose of said Regulation X.

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(q) Further Assurances. The Borrower agrees it shall execute and deliver to the Lender such further financing statements, acknowledgements, certificates and agreements as shall be reasonably requested from time to time by the Lender to protect the security provided for payment of the Note and to further the transaction contemplated by this Agreement.

(r) Reaffirmations. Each request by the Borrower for an Advance under the Note shall constitute a reaffirmation of the representations and warranties of the Borrower, including the representation that no Event of Default exists.

5. COVENANTS OF THE BORROWER. On and after the date hereof and until the payment in full of the Note and termination of the Revolving Line of Credit, and the performance of all other obligations of the Borrower hereunder, the Borrower agrees that, unless the Lender shall otherwise consent in writing:

(a) Financial Statements. The Borrower shall deliver or cause to be delivered to the Lender the following:

(i) Borrower Annual Financial Statements. Not later than 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2023, annual audited financial statements of the Borrower, prepared by a certified public accounting firm acceptable to Lender in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual financial statements.

(ii) Guarantor Annual Financial Statements. Not later than 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2023, annual audited financial statements of each Guarantor, prepared by a certified public accounting firm acceptable to Lender in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual financial statements.

(iii) Notice of Default. Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

(iv) Notice of Environmental Issues. Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower and of the commencement of any material judicial or administrative proceeding relating to health, safety or environmental matters.

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(v) Notice of Claims and Litigation. Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which involves a claim or potential liability in excess of $50,000.00 or other claim that is material to the Borrower or the Guarantors, and the steps being taken by the persons or entities affected by such proceeding.

(vi) Other Information. From time to time, such other information regarding the business, operation and financial condition of the Borrower or the Guarantors as the Lender may reasonably request.

(b) Taxes and Claims. The Borrower and the Guarantors shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon them or upon its income or profits, or upon any of its assets or properties, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any other property of the Borrower or any Guarantor.

(c) Insurance. The Borrower shall maintain insurance coverage with respect to business personal property with responsible insurance companies licensed to do business in the State of Minnesota as required by this Agreement. The Borrower shall furnish to the Lender written evidence as to the insurance maintained by the Borrower.

(d) Maintenance of Existence; Conduct of Business. The Borrower shall preserve all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; conduct its business in an orderly, efficient and regular manner; and shall not liquidate, merge, dissolve, suspend operations, or sell all or substantially all of its assets, or sell any assets.

(e) Maintenance of Properties. The Borrower and the Guarantors shall keep all of their assets and properties in good working order and condition, ordinary wear and tear and casualty losses excepted.

(f) Compliance with Applicable Laws. The Borrower and the Guarantors shall comply with the requirements of all applicable state and federal laws, and of all rules, regulations and orders of any governmental or other authority or agency, a breach of which would materially and adversely affect its business or credit, except where contested in good faith and by proper proceedings.

(g) Litigation. The Borrower shall promptly give to the Lender notice in writing of all litigation and of all proceedings by or before any court or governmental or regulatory agency affecting the Borrower or the Guarantors, except litigation or proceedings which, if adversely determined, would not materially affect the financial condition or business of the Borrower or the Guarantors.

(h) Liens. The Borrower shall not create, assume, incur or suffer to exist any assignment, mortgage, pledge, security interest, lien, charge or other encumbrance whatsoever upon its interest in the Collateral or any of the Borrower’s other property, whether now owned or hereafter acquired, securing any indebtedness or obligation, except for the lien in favor of the Lender.

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(i) Indebtedness. The Borrower shall not create, assume, incur or suffer to exist any material indebtedness, except for (a) the indebtedness incurred hereunder, or (b) any other indebtedness with the Lender.

(j) Guarantees. The Borrower shall not assume, guarantee, endorse or otherwise become directly or contingently liable for the obligations of any Person except the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business, and guarantees in favor of the Lender.

(k) Investments. The Borrower shall not make or permit to exist any loans or advances to, or make any investment or acquire any equity interest whatsoever in, any Person or Affiliate, including without limitation any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any Person or Affiliate.

(l) Access to Books and Inspection. The Borrower and the Guarantors shall at all times keep proper books of record and accounts for itself, and, upon request of the Lender and upon reasonable notice, the Borrower and the Guarantors shall provide any duly authorized representative of the Lender access during normal business hours to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the Borrower’s and the Guarantors’ possession or control relating to its affairs, and to inspect any of its facilities and properties; provided, however, that the Lender shall treat all such books and records confidential and shall only be permitted to disclose the information contained therein to its legal counsel, its independent public accountants, any participating banks, or in connection with any action to collect on the Note or to enforce this Agreement or the documents related hereto, or as otherwise permitted or required by law.

(m) Access. The Borrower and the Guarantors shall grant to the Lender’s agents access to the Borrower’s and the Guarantors’ properties at any reasonable time upon reasonable notice in order to inspect the Borrower’s and the Guarantors’ property and business.

(n) Transfer of Collateral. The Borrower shall not sell, dispose of, lease, mortgage, assign, sublet or transfer any of its right, title or interest in or to any of its assets or the Collateral without the prior written consent of the Lender.

(o) Recovery of Additional Costs. If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on the Lender), reserve requirements, capital adequacy requirements or other obligations which would (a) increase the cost to the Lender for extending or maintaining the credit facilities to which this Agreement relates, (b) reduce the amounts payable to the Lender under this Agreement, or (c) reduce the rate of return on the Lender’s capital as a consequence of the Lender’s obligations with respect to the credit facilities to which this Agreement relates, then the Borrower agrees to pay the Lender such additional amounts as will compensate the Lender therefore, within five (5) days after the Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrower, which explanation and calculations shall be conclusive in the absence of manifest error.

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(p) Deposit Accounts. The Borrower and SHGN shall maintain all of their deposit accounts with the Lender, including without limitation the Pledged Account, until the Loan has been paid in full and the Lender’s obligation to make Advances under the Loan have been terminated.

(q) Security Interest in Accounts. As additional security for the payment of the Note and all other monetary obligations of Borrower to the Lender, the Borrower and SHGN have granted to the Lender and any such holder of the Note, a security interest in, a lien on, and an express contractual right to set off against, each deposit account and all deposit account balances, all other accounts of Borrower and SHGN, and all cash and any other property of the Borrower and SHGN now or hereafter maintained with, or in the possession of, the Lender or such holder of the Note.

(r) Minimum Balance of Pledged Account. The Borrower shall cause SHGN to maintain a minimum balance of $7,000,000.00 in the Pledged Account.

6. EVENTS OF DEFAULT. As used herein, the term “Event of Default” shall mean and include each or all of the following events:

(a) the Borrower or any Guarantor shall fail to pay when due, any amounts required to be paid under any of the Note or any other indebtedness of the Borrower or the Guarantors to the Lender, or any third party, or any other such indebtedness now existing or hereafter arising and whether direct or indirect, due or to become due, absolute or contingent, primary or secondary or joint or joint and several;

(b) the Borrower or the Guarantors shall fail to comply with or to perform any covenants set forth in Section 5;

(c) except as set forth in Sections 6(a) and 6(b) above, the Borrower or the Guarantors shall fail to observe or perform any of the covenants, conditions or agreements to be observed or performed by any of them under the Loan Documents or any credit or similar agreement between the Borrower or any Guarantor and the Lender for a period of thirty (30) calendar days after written notice, specifying such default and requesting that it be remedied, given to such party by the Lender;

(d) if the Borrower or any Guarantor files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, makes an assignment for the benefit of creditors, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Borrower or any Guarantor of all or any substantial part of its properties or of the Collateral;

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(e) if within sixty (60) days after the commencement of any proceeding against the Borrower or any Guarantor seeking any reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding is not dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Borrower or any Guarantor of any trustee, receiver or liquidator of the Borrower or any Guarantor of all or any substantial part of its properties or of the Collateral, such appointment is not vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment is not vacated;

(f) if the Borrower or any Guarantor shall be or become insolvent (whether in the equity or bankruptcy sense);

(g) any representation or warranty made by the Borrower or any Guarantor in the Loan Documents shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or under any of the foregoing documents by or on behalf of the Borrower or any Guarantor shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

(h) all or any portion of the Collateral subject to the Deposit Account Pledge and Control Agreement, or the legal, equitable or any other interest therein, shall be sold, transferred, assigned, pledged, leased or otherwise disposed of unless the prior written consent of the Lender is first obtained;

(i) any material adverse change shall occur in the condition (financial or otherwise) of the Borrower or any Guarantor which, in the reasonable opinion of the Lender, increases its risk with respect to the Note;

(j) final judgment(s) for the payment of money in excess of $25,000, individually or in the aggregate, shall be rendered against the Borrower or any Guarantor and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

(k) any state or federal tax lien shall be filed against or with respect to the Borrower or any Guarantor;

(l) a Change of Control occurs;

(m) the Borrower or any Guarantor liquidates, dissolves, terminates or suspends its business operations or otherwise fails to operate its business in the ordinary course, or merges with another Person;

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(n) any Guarantor repudiates or purports to revoke its Guaranty or fails to perform any obligation under such Guaranty or ceases to exist for any reason;

(o) any of the Loan Documents shall at any time cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Guarantor, or the Lender shall cease to have a valid and perfected security interest having the priority contemplated thereunder in the collateral described therein, other than by action or inaction of the Lender, if any of the foregoing shall remain unremedied for ten (10) days or more after receipt of notice thereof to the Borrower from the Lender; or

(p) a default or event of default occurs under any other indebtedness of the Borrower or any Guarantor in favor of the Lender.

Upon the occurrence of an Event of Default, the Lender may, at its option, exercise any and all of the following rights and remedies (in addition to any other rights and remedies available to it):

(i) the Lender may refuse to make any Advances under the Revolving Line of Credit;

(ii) the Lender may terminate the Revolving Line of Credit;

(iii) the Lender may, without notice, declare immediately due and payable all unpaid principal of and accrued interest on the Note, together with all other sums payable hereunder or under the Note, and the Note shall thereupon be immediately due and payable without presentment or other demand, protest, notice of dishonor or any other notice of any kind, all of which are hereby expressly waived;

(iv) the Lender may exercise and enforce any rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral (without posting a bond or other form of security, which the Borrower and the Guarantors hereby waive), to proceed with or without judicial process (without a prior hearing or notice of hearing, which the Borrower and the Guarantors hereby waive) and to sell, lease or otherwise dispose of Collateral for cash or on credit (with or without giving warranties as to the condition, fitness, merchantability or title to Collateral, and in the event of a credit sale, the Obligations shall be reduced only to the extent that payments are actually received), and the Borrower and the Guarantors will, upon the Lender’s demand, assemble the Collateral and make it available to the Lender at any place designated by the Lender which is reasonably convenient to both parties;

(v) the Lender may, for any reason, apply for the appointment of a receiver of the Collateral (to which appointment the Borrower and the Guarantors hereby consent) without the necessity of posting a bond or other form of security (which the Borrower and the Guarantors hereby waive);

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(vi) the Lender may take possession of the Collateral and do anything in its sole judgment to fulfill the obligations of the Borrower hereunder, in accordance with applicable law;

(vii) the Lender may perform any or all of the Borrower’s or any Guarantors’ covenants and agreements hereunder, under any of the other Loan Documents;

(viii) set off any sum due to or incurred by the Lender against all deposits and credits of the Borrower or any Guarantor with, and any and all claims of the Borrower or any Guarantor against, the Lender. Such right shall exist whether or not the Lender shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of the Borrower or any Guarantor is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender. The Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower or the applicable Guarantor of its exercise of such setoff right; provided, however, that the failure of the Lender to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Lender to all rights of banker’s lien, setoff and counterclaim available pursuant to law;

(ix) the Lender may exercise all of its rights or remedies under the Loan Documents and under applicable law; or

(x) the Lender shall have all the right, in addition to any other rights provided by law, to enforce its rights and remedies under the documents related hereto.

7. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective when personally delivered or duly deposited in the United States mails, certified or registered, postage prepaid, addressed as aforesaid.

IF TO THE LENDER:

Platinum Bank

605 North Highway 169, Suite 100

Plymouth, Minnesota 55441

IF TO THE BORROWER:

SharpLink, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55401

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8. MISCELLANEOUS.

(a) Waivers, etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b) Fees and Expenses. The Borrower shall reimburse the Lender for any and all reasonable costs and expenses, including without limitation attorneys’ fees, paid or incurred by the Lender in connection with (i) the preparation of the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, which amount shall be paid prior to the making of any advance hereunder; (ii) the closing and consummation of the transactions contemplated hereby; (iii) the negotiation of any amendments, modifications or extensions to any of the foregoing documents, instruments or agreements and the preparation of any and all documents necessary or desirable to effect such amendments, modifications or extensions; (iv) the enforcement by the Lender during the term hereof or thereafter of any of the rights or remedies of the Lender under any of the foregoing documents, instruments or agreements under applicable law, whether or not suit is filed with respect thereto; and (v) costs incurred by the Lender in connection with inspections of the Collateral. The Borrower shall pay to the Lender on demand all of the Lender’s audit fees, appraisal fees, and other fees and expenses, including but not limited to reasonable attorneys’ fees and legal expenses, in connection with the Borrower’s indebtedness to the Lender.

(c) Amendments, etc. This Agreement and the Note may not be amended or modified, nor may any of their terms (including without limitation, terms affecting the maturity of or rate of interest on the Note) be modified or waived, except by written instruments signed by the Lender and the Borrower.

(d) Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not transfer or assign its right to borrow hereunder without the prior written consent of the Lender.

(e) Offsets. Nothing in this Agreement shall be deemed a waiver or prohibition of the Lender’s right of banker’s lien, offset, or counterclaim, which right the Borrower hereby grants to the Lender.

(f) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(g) Governing Law. This Agreement, the Note and all other agreements related hereto, shall be construed in accordance with and governed by the laws of the State of Minnesota without giving effect to the choice of law provisions thereof.

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(h) Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

(i) Jurisdiction. The Borrower and the Guarantors consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy relating in any way to the Agreement or to any transaction or matter relating to the Agreement or any of the Loan Documents, waive any argument that venue in such forums is not convenient, and agree that any litigation initiated by the Borrower or the Guarantors against the Lender relating in any way to the Agreement or to any transaction or matter relating to the Agreement shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota. If the Borrower commences any such action in another jurisdiction or venue, the Lender at its option shall be entitled to have the case transferred to one of the jurisdictions and venues above described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

(j) WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTORS AND THE LENDER EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THE AGREEMENT OR ANY LOAN DOCUMENTS, OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THE AGREEMENT OR THE LOAN DOCUMENTS, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(k) Partial Invalidity/Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

(l) Time is of the Essence. Time is of the essence under this Agreement.

(m) Entire Agreement. This Agreement, the other Loan Documents and the other documents mentioned herein set forth the entire agreement of the parties with respect to the Loan and supersede all prior written or oral understandings and agreements with respect thereto. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

(n) Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

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(o) Sale of Loan or Participations. The Lender may at any time sell, assign, transfer, syndicate, grant participations in or otherwise dispose of any portion of the Revolving Line of Credit (each such interest so disposed of being herein called a “Transferred Interest”) to banks, insurance companies or other financial institutions (hereinafter called “Transferees”), pursuant to such assignment agreements, transfer agreements, co-lender agreements, participation agreements and/or agency agreements into which the Lender and its Transferees may enter and by which the Borrower shall agree in writing to recognize. In addition, the Lender may, at any time and from time to time, in its ordinary course of business and in accordance with applicable law, (i) assign an undivided interest in the Revolving Line of Credit to an affiliate of the Lender or to any successor entity by reason of any merger affecting the Lender; or (ii) pledge or assign the same to any Federal Reserve Bank in accordance with applicable law. At the request of the Lender, in the event of any such sale, assignment, transfer or syndication, the Borrower shall execute separate new promissory notes to the assignor and its assignee, in the amounts of their respective interests in the Revolving Line of Credit after said assignment, and shall deliver the same to the assignor and the assignee, in exchange for the assignor’s existing Note. All such separate new promissory notes shall be entitled to all the rights and benefits accorded to the Note under the terms of the Loan Documents. No such assignment shall be binding upon the Borrower until the Lender gives written notice thereof to the Borrower. The Lender may divulge all information relating to the Borrower, the Guarantors, or the Collateral which the Lender has to any actual or potential Transferee, and the Borrower shall cooperate with the Lender in connection with the transfer. The Borrower agrees that each Transferee shall be entitled to the benefits hereof with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker’s lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrower. If the Lender makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein) shall become a lender hereunder and shall have the rights and obligations of the Lender hereunder, and the Lender shall be released from its duties and obligations under this Agreement to the extent of such assignment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

BORROWER:

SHARPLINK, INC., a Minnesota corporation

By:	/s/ Robert Phythian
Robert Phythian
Its: Chief Executive Officer

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[SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

LENDER:

PLATINUM BANK, a Minnesota banking corporation

By:	/s/ Pete Odell
Pete Odell Title
Its: Senior Vice President

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